Exhibit 23.2

[PricewaterhouseCoopers logo]
--------------------------------------------------------------------------------
                                                   PricewaterhouseCoopers
                                                   Chartered Accountants
                                                   Dorchester House
                                                   7 Church Street
                                                   Hamilton
                                                   Bermuda HM 11
                                                   Telephone +1 (441) 295 2000
                                                   Facsimile +1 (441) 295 1242




March 11, 2005




Consent of Independent Accountants
----------------------------------


We consent to the inclusion of our report, dated January 26, 2005, with respect to the consolidated financial statements of Olympus Re Holdings Ltd. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, included as Item 15(d)(2) in this Form 10-K and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8 (No. 33-61718),
Form S-8 (No. 333-51494),Form S-3 (No. 333-118102)and Form S-3 (No. 333-122047).






Chartered Accountants






MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX

A list of partners can be obtained from the above address